UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 22, 2008

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

                On July 22, 2008, Cephalon, Inc. (the “Company”) and its wholly-owned subsidiary, CIMA LABS INC., filed a lawsuit in U.S. District Court in Delaware against Barr Pharmaceuticals, Inc. and its wholly-owned subsidiary, Barr Laboratories, Inc. (collectively, “Barr”), for infringement of U.S. Patent Nos. 6,200,604 and 6,974,590, which cover methods of use for FENTORA® (fentanyl buccal tablet) [C-II].  The lawsuit is based upon an Abbreviated New Drug Application (ANDA) filed by Barr seeking FDA approval for a generic equivalent of fentanyl buccal tablets to be sold in the United States. Barr alleges that the above two FENTORA patents are invalid, unenforceable and/or will not be infringed by Barr’s manufacture, use or sale of the product described in its ANDA.

The filing of this lawsuit is provided for by the Hatch-Waxman Act, a federal statute governing certain aspects of generic drug approvals.  Under that statute, the filing of the lawsuit stays any FDA approval of the Barr ANDA until the earlier of a district court judgment in favor of Barr or 30 months from the Company’s June 2008 receipt of a Paragraph IV certification letter from Barr.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: July 24, 2008	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President, General Counsel